UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 3, 2002

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION
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(exact name of registrant as specified in its charter)

Delaware	51-0002090
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(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware 19702
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Address of principal executive officers

(302) 453 - 6900
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Registrant's telephone number, including area code

ARTESIAN RESOURCES CORPORATION

Item 5. - Other Events

          On November 13, 2002, Artesian Water Company, Inc., the principal subsidiary of Artesian Resources Corporation, filed a petition with the Delaware Public Service Commission to implement revised temporary rates to meet a requested increase in revenue of 11.4%, or approximately $3.9 million, on an annualized basis (the "Rate Increase Petition"). These rates provide for an increase of approximately 3.88%, or $1.4 million, on an annualized basis, over the temporary rates currently in effect. While the Rate Increase Petition is pending with the Delaware Public Service Commission, we are permitted to place rate increases into effect on a temporary basis. Artesian Water placed these revised temporary rates into effect on December 3, 2002, which will remain in effect until the level of permanent rates is decided by the Delaware Public Service Commission. If this permitted temporary rate increase is determined to be in excess of rates that the Delaware Public Service Commission ultimately deems appropriate, Artesian Water will be required to refund the excess portion plus interest to its customers.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

12/6/02 Dian C. Taylor /s/

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

12/6/02 David B. Spacht /s/

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K